                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                           ANIXTER INTERNATIONAL INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                           ANIXTER INTERNATIONAL INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

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     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

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     (4) Date filed:

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-------------------------
1Set forth the amount on which the filing fee is calculated and state how it was determined.

                          [ANIXTER INTERNATIONAL LOGO]
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 26, 1999

To the Stockholders of Anixter International Inc.:

     The Annual Meeting of Stockholders of Anixter International Inc. will be held at One North Franklin Street, Chicago, Illinois on Wednesday, May 26, 1999, at 10:00 a.m., for the purpose of:

     (1) electing 12 Directors; and

     (2) transacting such other business as may properly be brought before the meeting or any adjournment(s) thereof.

     The Board of Directors has fixed the close of business on April 9, 1999 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof. A complete list of the stockholders entitled to vote at the meeting will be open for examination by any stockholder for any purpose germane to the meeting during ordinary business hours for ten days prior to the meeting at the offices of Anixter International Inc., 4711 Golf Road, Skokie, Illinois 60076, and will also be available at the meeting.

     A copy of Anixter International Inc.'s Annual Report to Stockholders for the fiscal year ended January 1, 1999 is being mailed to all registered holders. Additional copies of the Annual Report may be obtained without charge by writing to the Treasurer of Anixter International Inc., 4711 Golf Road, Skokie, Illinois 60076.

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          /S/ James E. Knox
                                          James E. Knox, Secretary

Chicago, Illinois
April 23, 1999

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS
                         OF ANIXTER INTERNATIONAL INC.

                            TO BE HELD MAY 26, 1999

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Anixter International Inc., a Delaware corporation (the "Company," which as used herein shall mean together with or without its subsidiaries, as the context may require). The Company's corporate headquarters are located at 4711 Golf Road, Skokie, Illinois 60076 (telephone 847-677-2600). The Proxy Statement and form of proxy were first mailed to stockholders on or about April 23, 1999. Proxies solicited by the Board of Directors of the Company are to be voted at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 26, 1999, at 10:00 a.m., at One North Franklin Street, Chicago, Illinois, or any adjournment(s) thereof.

     This solicitation is being made by mail, although directors, officers and regular employees of the Company may solicit proxies from stockholders personally or by telephone, telegram or letter. The costs of this solicitation will be borne by the Company. The Company may request brokerage houses, nominees or fiduciaries and other custodians to solicit their principals or customers for their proxies, and may reimburse them for their reasonable expenses in so doing. In addition, the Company has retained Morrow & Co. to assist in the solicitation for a fee of $2,500 plus expenses.

                                     VOTING

     Shares of Common Stock, $1.00 par value, of the Company ("Common Stock") represented by proxies in the accompanying form which are properly executed and returned to the Company (and which are not effectively revoked) will be voted at the meeting in accordance with the stockholders' instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted IN FAVOR OF the election as directors of the nominees listed herein, and in the discretion of the appointed proxies upon such other business as may properly be brought before the meeting.

     Each stockholder has the power to revoke his or her proxy at any time before it is voted by (i) delivering to the Company prior to or at the meeting written notice of revocation or a later dated proxy or (ii) attending the meeting and voting his or her shares in person.

     The Board of Directors has fixed the close of business on April 9, 1999 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof.

     As of April 9, 1999, 38,300,159 shares of Common Stock were outstanding. Each holder is entitled to one vote per share.

     A majority of the outstanding shares of Common Stock will constitute a quorum for purposes of the meeting. If a quorum is present, in person or by proxy, the election of directors will be determined by plurality of the votes of the shares represented at the meeting. As a result, shares represented at the meeting and entitled to vote for Directors, but which abstain from voting or withhold votes, will be counted toward a quorum, but will not affect the election of directors.

                             ELECTION OF DIRECTORS

     In the absence of contrary instructions, the proxies received will be voted for the election as directors of the nominees listed below to hold office until the next annual meeting of stockholders or until their successors are elected and qualified. Although the Board of Directors does not contemplate that any nominee will decline or be unable to serve as a director, in either such event the proxies will be voted for another person selected by the Board of Directors, unless the Board acts to reduce the size of the Board of Directors in accordance with the provisions of the Company's by-laws. The current number of directors has been set by the Board at twelve.

     The following table sets forth the name and age as of March 20, 1999 of each director or nominee for director of the Company, the year each director was first elected, his or her position with the Company, his or her principal occupation(s) during the last five years and any other directorships held by such person in companies which have a class of securities registered pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act or directorships of issuers registered as investment companies under the Investment Company Act of 1940. The term of office of each director will extend until the holding of the next annual meeting of stockholders or until his or her successor is elected and qualified.

                                               PRESENT PRINCIPAL OCCUPATION OR
                                             EMPLOYMENT; MATERIAL POSITIONS HELD
         NAME AND AGE                               DURING PAST FIVE YEARS
         ------------                        -----------------------------------
Lord James Blyth, 58...........  Director of the Company since 1995; Chairman since 1998,
                                 Deputy Chairman from 1994 to 1998 and Chief Executive
                                   Officer from 1987 to 1998 of The Boots Company, a
                                   diversified company engaged in manufacturing, retailing
                                   and real estate; Director of NatWest Group PLC and Diageo
                                   plc.
Robert L. Crandall, 63.........  Chairman of the Board of Directors and Chief Executive
                                 Officer from 1985 to 1998 of AMR Corporation, an air
                                   transportation and diversified services company; Director
                                   of American Express Company, Celestica Inc., Halliburton
                                   Company, MediaOne Group, Inc. and the National Park
                                   Foundation.
Rod F. Dammeyer, 58............  Director since 1985, Vice Chairman since 1998 and President and Chief Executive Officer from before 1994 to 1998 of the
                                   Company; Managing Partner since 1998 and Managing Director from 1996 to 1998 of EGI Corporate Investments, a
                                   diversified management and investment business; Director
                                   of ANTEC Corporation, CNA Surety Corp., IMC Global Inc.,
                                   Jacor Communications, Inc., Matria Healthcare, Inc., Metal
                                   Management, Inc., Stericycle, Inc., and TeleTech Holdings
                                   Inc.; and Trustee of various Van Kampen, Inc. funds.
Robert E. Fowler, Jr., 63......  Director of the Company since 1995; Chief Executive Officer since 1997 and President and Director since 1996 of IMC
                                   Global Inc., a producer of crop nutrients and animal feed
                                   ingredients; President from 1993 to 1996 and Chief
                                   Executive Officer from 1995 to 1996 of The Vigoro
                                   Corporation, a manufacturer and distributor of potash,
                                   nitrogen-based fertilizer and related products.
Robert W. Grubbs Jr., 42.......  Director since 1997, and President and Chief Executive
                                 Officer since 1998 of the Company; President and Chief
                                   Executive Officer of Anixter Inc., a subsidiary of the
                                   Company, since 1994; President Anixter U.S.A. from 1993 to
                                   1994.
Philip Handy, 54...............  Director of the Company since 1986; a private investor;
                                 Managing Director of EGI Corporate Investments, a
                                   diversified management and investment business, in 1998;
                                   Partner of Winter Park Capital Company, a private
                                   investment firm, from 1980 to 1997; Director of Chart
                                   House Enterprises Inc., Banca Quadrum, S.A., Jacor
                                   Communications, Inc. and Transmedia Network, Inc.

                                               PRESENT PRINCIPAL OCCUPATION OR
                                             EMPLOYMENT; MATERIAL POSITIONS HELD
         NAME AND AGE                               DURING PAST FIVE YEARS
         ------------                        -----------------------------------
Melvyn N. Klein, 57............  Director of the Company since 1985; Owner and President of
                                 JAKK Holding Corporation, which is the Managing General
                                   Partner of the investment partnership GKH Partners, L.P.,
                                   since 1987; Attorney and counselor-at-law since 1968; A
                                   founder and principal of Questor Partners Fund, L.P. since
                                   1995; A member of the Advisory Committee on International
                                   Economic Policy to the U.S. Secretary of State; Director
                                   of Santa Fe Energy Resources, Inc., Bayou Steel
                                   Corporation, Hanover Compressor Company and Cockrell Oil
                                   and Gas, L.P.
John R. Petty, 68..............  Director of the Company since 1988; Chairman of TECSEC
                                 Incorporated, a data security company, since 1997; Chairman of Federal National Payables, Inc., a factoring company,
                                   since 1992; Private investor since 1988; Chairman and
                                   Chief Executive Officer of Marine Midland Banks, Inc. from
                                   1983 to 1988; Director of ANTEC Corporation and Equivest
                                   Finance, Inc.
Sheli Z. Rosenberg, 57.........  Director of the Company since 1990; President and Chief
                                 Executive Officer of Equity Group Investments, L.L.C., a
                                   private investment firm, since 1999; Principal of the law
                                   firm Rosenberg & Liebentritt, P.C. from 1980 to 1997;
                                   President, Chief Executive Officer and a director of
                                   Equity Group Investments, Inc., a real estate and
                                   corporate investment firm, for more than the past five
                                   years; Director of Capital Trust, Inc., Manufactured Home
                                   Communities, Inc., Jacor Communications, Inc., CVS
                                   Corporation and Illinova Inc. and its subsidiary, Illinois
                                   Power Company; Trustee of Equity Residential Properties
                                   Trust and Equity Office Properties Trust; Vice President
                                   of First Capital Benefit Administrators, Inc. which was
                                   liquidated under the federal bankruptcy laws in 1995.
Stuart M. Sloan, 55............  Director of the Company since 1994; Chairman of the Board of
                                 Directors from 1986 to 1998 and Chief Executive Officer from
                                   1991 to 1996 of Quality Food Centers, Inc., a supermarket
                                   chain; a Principal since 1984 of Sloan Capital Companies,
                                   a private investment company; Director of Fred Meyer, Inc.
Thomas C. Theobald, 61.........  Director of the Company since 1995; Managing Director of
                                 William Blair Capital Partners, L.L.C. since 1994; Chairman and Chief Executive Officer from 1987 to 1994 of
                                   Continental Bank Corporation; Director of FlexiIn-
                                   ternational Software, Inc., Jones, Lang LaSalle
                                   Incorporated, MONY Group, Stein Roe Funds and Xerox
                                   Corporation.
Samuel Zell, 57................  Director since 1984, and Chairman of the Board of Directors since 1985 of the Company; Chairman of Equity Group
                                   Investments, L.L.C. since 1999; and Chairman of the Board
                                   of Directors for more than the past five years, of Equity
                                   Group Investments, Inc., a real estate and corporate
                                   investment firm; President from 1990 to 1994 of Great
                                   American Management and Investment, Inc., a diversified
                                   manufacturing company; Chairman of the Board of Directors
                                   since 1995 and Chief Executive Officer from 1995 to 1996
                                   of Manufactured Home Communities, Inc.; Chairman of the
                                   Board of Directors of American Classic Voyages Co.;
                                   Capital Trust, Inc.; Chart House Enterprises, Inc. and
                                   Jacor Communications, Inc.; Director of Ramco Energy plc,
                                   Davel Communications, Inc. and Fred Meyer, Inc.; Chairman
                                   of the Board of Trustees of Equity Residential Properties
                                   Trust and Equity Office Properties Trust.

                          BOARD AND COMMITTEE MEETINGS

     The Audit Committee, currently consisting of Messrs. Petty (Chairman), Klein and Theobald, provides general review of the Company's accounting and auditing procedures, meets with the Company's independent auditors to review their recommendations and reviews related party transactions. The Audit Committee held four meetings in 1998.

     The Compensation Committee, currently consisting of Messrs. Fowler (Chairman) and Sloan, Lord Blyth and Mrs. Rosenberg, exercises all powers of the Board of Directors in connection with compensation matters, including incentive compensation, benefit plans and stock grants. The Compensation Committee held one meeting in 1998.

     The Executive Committee, currently consisting of Messrs. Klein, Petty and Zell (Chairman) exercises the full powers of the Board of Directors to the extent permitted by law in the intervals between Board meetings. The Executive Committee held one meeting in 1998.

     The Board of Directors held four meetings in 1998. Each of the directors attended 75 percent or more of the total of all meetings held by the Board and the committees on which the director served.

     The Company does not have a committee to nominate candidates for election to the Board of Directors.

                             EXECUTIVE COMPENSATION

     The following tables set forth information about the compensation of the chief executive officer and the four other most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM
                                                                            COMPENSATION AWARDS
                                             ANNUAL COMPENSATION            -------------------
                                        ------------------------------          SECURITIES            ALL OTHER
                NAME &                            SALARY        BONUS       UNDERLYING OPTIONS       COMPENSATION
          PRINCIPAL POSITION            YEAR        ($)          ($)                (#)                  ($)
          ------------------            ----      ------        -----       ------------------       ------------
Robert W. Grubbs......................  1998      480,000      293,970            150,000                2,500(1)
  President & Chief Executive           1997      420,000      375,000             90,000                2,375
  Officer                               1996      400,000      140,000             90,000                2,250
Rod Dammeyer..........................  1998      325,000           --            150,000                2,500(1)
  Vice Chairman                         1997      325,000      512,256             50,000                2,375
                                        1996      325,000       82,265             75,000                2,250
Dennis J. Letham......................  1998      280,000      175,800             50,000                2,500(1)
  Senior Vice President -- Finance and  1997      260,000      233,450             45,000                2,375
  Chief Financial Officer               1996      250,000       90,000             65,000                2,250
James M. Froisland....................  1998      185,000       69,820              5,500                2,500(1)
  Vice President -- Controller(2)       1997      167,000      106,450              6,250                2,375
                                        1996      147,300       45,000              5,000                1,846
Lisa Kearns Lanz......................  1998      170,000       66,220              5,000                   --
  Vice President -- Treasurer(3)        1997       58,846       28,236              6,500                   --

---------------
(1) Contributions to employee savings plan.

(2) 1996 compensation since date of hire, February 19, 1996.

(3) 1997 compensation since date of hire, August 25, 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                     INDIVIDUAL GRANTS
                                 -------------------------
                                 NUMBER OF     % OF TOTAL                               POTENTIAL REALIZABLE VALUE AT
                                 SECURITIES     OPTIONS                                    ASSUMED ANNUAL RATES OF
                                 UNDERLYING    GRANTED TO                                STOCK PRICE APPRECIATION FOR
                                  OPTIONS     EMPLOYEES IN   EXERCISE OR      DATE              OPTION TERM(1)
                                  GRANTED        FISCAL      BASE PRICE        OF       ------------------------------
             NAME                   (#)           YEAR         ($/SH)      EXPIRATION       5%($)           10%($)
             ----                ----------   ------------   -----------   ----------       -----           ------
Robert W. Grubbs(3)............   150,000          8.5%        17.4375      2-18-08       1,644,945        4,168,620
Rod Dammeyer(2)(3).............   150,000          8.5%        17.4375      2-18-08       1,258,195        3,043,860
Dennis J. Letham(3)............    50,000          2.8%        17.4375      2-18-08         548,315        1,389,540
James M. Froisland(3)..........     5,500           .3%        17.4375      2-18-08          60,315          152,849
Lisa Kearns Lanz(3)............     5,000           .3%        17.4375      2-18-08          54,832          138,954

---------------
(1) These numbers are for presentation purposes only and are not predictions of future stock prices.

(2) Of these options, 100,000 have special vesting terms (see Compensation Committee Report) and expire on 2-18-05.

(3) 25% of options become exercisable on each anniversary of grant.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
                        AND FISCAL YEAR-END OPTION VALUE

                                                                                          VALUE OF
                                                              NUMBER OF SECURITIES       UNEXERCISED
                                                                   UNDERLYING           IN-THE-MONEY
                                                              UNEXERCISED OPTIONS        OPTIONS AT
                                     SHARES        VALUE          AT FY-END(#)            FY-END($)
                                   ACQUIRED ON    REALIZED        EXERCISABLE/          EXERCISABLE/
             NAME                  EXERCISE(#)      ($)          UNEXERCISABLE          UNEXERCISABLE
             ----                  -----------    --------       -------------          -------------
Robert W. Grubbs(1)............         0            0             147,500/262,500      853,719/787,031
Rod Dammeyer...................         0            0             423,332/225,000    3,019,255/637,500
Dennis J. Letham(1)............         0            0             111,250/116,250      746,485/328,516
James M. Froisland.............         0            0                4,062/12,688         9,236/40,092
Lisa Kearns Lanz...............         0            0                 1,625/9,875         3,758/25,648

---------------
(1) Includes options for shares of Anixter Inc.

                               PENSION PLAN TABLE

   ANNUAL                              ESTIMATED ANNUAL BENEFITS
REMUNERATION              FOR MESSRS. GRUBBS, LETHAM, FROISLAND AND MS. LANZ
  ON WHICH                                 YEARS OF SERVICE
BENEFITS ARE   -------------------------------------------------------------------------
   BASED          5         10         15         20         25         30         35
------------      -         --         --         --         --         --         --
  $200,000     $12,000   $ 24,000   $ 36,000   $ 48,000   $ 60,000   $ 72,000   $ 72,000
   300,000      18,000     37,000     56,000     74,000     93,000    112,000    112,000
   400,000      25,000     50,000     75,000    100,000    125,000    150,000    150,000
   500,000      31,000     63,000     95,000    127,000    159,000    190,000    190,000
   600,000      38,000     76,000    114,000    153,000    191,000    229,000    229,000
   700,000      45,000     89,000    134,000    179,000    223,000    268,000    268,000
   800,000      51,000    102,000    153,000    205,000    256,000    307,000    307,000

     Above amounts are annual straight life annuity amounts (which are not reduced for social security benefits) payable upon retirement at age 65 under Anixter Inc. funded and unfunded defined benefit plans for Messrs. Grubbs, Letham and Froisland and Ms. Lanz, who have 21, 6 and 3 and 2 years of service, respectively. The determination of remuneration is based upon payment, not accrual, and therefore the covered compensation for 1998 will be the salary shown in the summary compensation table for 1998 and the bonus shown in that table for 1997.

     In the case of Mr. Dammeyer it has been agreed that he will receive an annual straight life annuity amount (which is not reduced for Social Security benefits) upon retirement at age 65 of $550,000 under the Company's funded and unfunded defined benefit pension plans. This annual amount is reduced for service of less than 15 years in the same proportion as years of service bears to 15 years. Mr. Dammeyer has 13 years of service.

                           COMPENSATION OF DIRECTORS

     The Company pays its non-employee directors annual retainers of $60,000 of its stock in the form of stock units which convert to Common Stock at the pre-arranged time selected by each director and fees of $1,750 for each board meeting attended, $1,000 for each committee meeting attended and a $5,000 annual retainer for committee chairpersons. Directors are reimbursed for any expenses they incur in attending meetings. The Company at its discretion may purchase, for its market value, Common Stock obtained pursuant to these stock units or warrants granted in prior years.

                    EMPLOYMENT CONTRACTS AND TERMINATION OF
                 EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     Mr. Dammeyer is employed pursuant to a contract which provides for the continuation of his employment through 2000 subject to earlier termination by either party on two years' notice. The agreement provides for an annual salary of $325,000, minimum annual incentive opportunity of 75% of salary (for which the parties have substituted additional stock options), such long-term incentives as the Compensation Committee in its good faith judgment shall grant, and long-term disability coverage based on a deemed salary of $625,000 per year. This contract also provided for the maintenance of a life insurance policy which was distributed to Mr. Dammeyer in 1998. If Mr. Dammeyer's employment should be terminated by the Company prior to the expiration of the agreement or should thereafter terminate for any reason, he would be vested in his pension benefits, and his stock options would be vested and exercisable for the periods of their full terms or two years, whichever is earlier. Mr. Dammeyer is permitted to engage in other business activities which do not interfere with the performance of his duties for the Company.

     A change-in-control of the Company as defined in the Company's unfunded supplementary defined benefit pension plan (generally the acquisition of more than 20% of the voting power of the Company's securities by a person not currently having such power) would vest the remainder of pensions provided by that plan for Mr. Dammeyer. See "Executive Compensation--Pension Plan Table" for this and other contractual provisions relating to pensions.

                     COMPENSATION COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION

     Lord James Blyth, Sheli Rosenberg, Robert Fowler and Stuart Sloan were members of the Compensation Committee of the Board of Directors in 1998.

     In 1998, the following relationships existed: Rod Dammeyer, Vice Chairman of the Company, was a member of the Compensation Committee of the Board of Directors of IMC Global, Inc. and Mr. Fowler was an executive officer and director of that company; Mr. Dammeyer was a member of the Compensation Committee of Jacor Communications, Inc. and Samuel Zell, Chairman of the Company, was an executive officer and director of that company; Mr. Zell was a member of the Compensation Committee of the Board of Directors of Quality Food Centers, Inc., until its merger with Fred Meyer, Inc. in March 1998, and Mr. Sloan was an executive officer and director of that company until such merger; and Messrs. Zell and Dammeyer and Mrs. Rosenberg also served as members of the board of directors of numerous non-public companies owned in whole or in part by Mr. Zell or his affiliates which did not have compensation committees, and in many cases the executive officers of those companies included Mrs. Rosenberg, Mr. Dammeyer and/or Mr. Zell.

     The Company rents office space under leases expiring as late as 2003 from, and shares certain services with, affiliates or associates of Mr. Zell and Mrs. Rosenberg. The amounts paid by the Company in 1998 for these matters were $2,272,000 for rent and improvements. The amount received by the Company in 1998 for shared services was $100,000. The Company believes that these transactions and allocations (which are based on actual or estimated usage) were at market rates or below.

     The terms of the above transactions to the extent they involved more than $60,000 a year were determined for the Company by the Audit Committee of the Board of Directors.

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the report presented below and the Performance Graph following shall not be incorporated by reference into any such filings.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The compensation policy of the Company for its executive officers (including those named in the Summary Compensation Table) has been to pay base salaries and annual bonuses within the median of the range paid by others for comparable positions and to provide long-term incentive opportunities within the high end of the range provided by others for comparable positions. In 1998, the Committee reviewed a study comparing the compensation of the Company's executives with the compensation of similar executives of a selected group of 22 companies. The companies in the comparison group were selected because they were believed to be representative of the types of companies with which the company competes for executives. The companies in the comparison group were of all sizes and in several industries and have no correlation to the companies include in the published industry index used in the "Performance Graph." Because of the great differences in size and industry between the Company and the companies in the comparison group, the determination of the Committee that the current compensation of the Company's executives is consistent with the Company's compensation policy is subjective.

     The salary of Mr. Grubbs was increased to $480,000 in 1998 to reflect his added responsibilities as the Chief Executive Officer of the Company. It was determined at the beginning of 1998 that his target incentive opportunity for 1998 would be 80% of his salary, with 55% of this opportunity determined by the operating earnings of Anixter Inc., the Company's operating subsidiary, 25% of this opportunity determined by Anixter Inc.'s return on tangible capital, and 20% of this opportunity determined by the achievement of specified qualitative goals. Mr. Grubbs was awarded an incentive bonus of $294,000 for 1998. This represented 77% of his target incentive opportunity because each of the financial targets and his specified qualitative goals in the aggregate were only partially met.

     The incentive opportunities for the other executive officers who participated in the 1998 incentive plan were set by the Committee at the beginning of the year at amounts ranging from approximately 80% of salary for the highest paid to 45% of salary for the lowest paid. A portion of this opportunity ranging from 80% for the highest paid to 70% for the lowest paid, was based on the financial results of Anixter Inc. and the remainder was based on the achievement of specified qualitative goals. The components of the financial results were operating earnings and return on tangible capital, with the weighting dependent upon responsibilities. Incentive awards for 1998 for these executive officers ranged from 90% to 78% of target incentive opportunities because each of the financial targets were only partially met and the qualitative goals in the aggregate were met or exceeded.

     The grants to executives of options to purchase stock were determined by taking a percentage of salary and dividing that amount by the value per option. The percentages were set in the same manner as other components of compensation. These percentages were not affected by previous grants.

     In lieu of participation in the 1998 incentive plan, Mr. Dammeyer was granted an additional option for 100,000 shares which does not become exercisable until the earlier of the price of the stock closing above $25 for 10 consecutive days, six years from the grant, or the termination of Mr. Dammeyer's employment in accordance with his employment agreement.

     The components of executive officer compensation related to the performance of the Company are the levels of the annual incentive awards as described above and the ultimate value of long-term incentive awards as determined by the stock market.

     It is the policy of the Company to structure its compensation in a manner which will avoid the limitations imposed by the Omnibus Budget Reconciliation Act of 1993 on the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code to the extent it can reasonably do so consistent with its goal of retaining and motivating its executives in a cost effective manner.

Robert E. Fowler, Jr.
Lord James Blyth
Sheli Z. Rosenberg
Stuart Sloan

                               PERFORMANCE GRAPH

     Below is a graph comparing total shareholder return on the Company's Common Stock over the last five years with a broad equity market index and a published industry index as required by the rules of the Securities and Exchange Commission.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

                                            ANIXTER INTL            S & P 500          S & P COM. EQUIP.          PEER GROUP
                                            ------------            ---------          -----------------          ----------
'1993'                                         100.00                 100.00                 100.00                 100.00
'1994'                                         123.66                 101.32                 101.77                  98.98
'1995'                                         133.04                 139.40                 120.73                 118.87
'1996'                                         115.18                 171.40                 138.06                 138.18
'1997'                                         117.86                 228.59                 158.07                 158.97
'1998'                                         145.09                 293.91                 141.65                 140.38

* ASSUMES $100 INVESTED AT END OF FIRST YEAR AND ANY DIVIDENDS REINVESTED.

     As a result of the Company's sale of its network integration business, the Company has determined that the S&P Communications Equipment Index no longer provides a meaningful comparison. Accordingly, the Company has selected a new Peer Group Index, consisting of the following companies: Anicom Inc., Arrow Electronics Inc., Avnet Inc., W.W. Grainger Inc., Ingram Micro, Kent Electronics Corp., Marshall Industries, Pioneer-Standard Electronics, Inc., Premier Farnell and Tech Data. This peer group was selected based on a review of publicly available information about these companies and the Company's determination that they are engaged in distribution businesses similar to that of the Company.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of April 9, 1999, certain information with respect to the Common Stock that may be deemed to be beneficially owned (including options or warrants exercisable within 60 days) by each director or nominee for director of the Company, the officers named in the Summary Compensation Table and by all directors and officers as a group.

                                                                      OPTIONS
                                                                        AND
                                                                     WARRANTS
                                                      COMMON        FOR COMMON                   PERCENT
                                                      STOCK            STOCK         TOTAL       OF CLASS
                                                      ------        ----------       -----       --------
Name of Beneficial Owner(1)
  Lord James Blyth................................      10,692(7)       10,000         20,692      *
  Robert L. Crandall..............................       2,000               0          2,000      *
  Rod F. Dammeyer.................................     326,854(3)      492,082        818,936     2.1  %(6)
  Robert E. Fowler, Jr............................      10,692(7)       10,000         20,692      *
  F. Philip Handy.................................      91,692(7)       60,000        151,692      *
  Melvyn N. Klein.................................      33,692(4)(7)     70,000       103,692      *
  John R. Petty...................................       6,783(8)       50,000         56,783      *
  Sheli Z. Rosenberg..............................      55,978(7)       30,000         85,978      *
  Stuart Sloan....................................     165,692(7)       10,000        175,692      *
  Thomas C. Theobald..............................      33,692(7)       10,000         43,692      *
  Samuel Zell.....................................   5,602,550(5)      137,584      5,740,134     15.0 %(6)
  Robert W. Grubbs(2).............................      22,182         230,000        252,182      *
  Dennis J. Letham(2).............................       4,000         151,250        155,250      *
  James M. Froisland..............................       2,408           8,251         10,659      *
  Lisa Kearns Lanz................................          --           2,875          2,875      *
  All directors and executive officers as a group
  including the above-named persons(2)............   6,536,061       1,665,452      8,201,513     21.4 %(6)

---------------

 * Percentage of shares beneficially owned does not exceed one percent of the class.

(1) Unless otherwise indicated, each person included in the group has sole investment power and sole voting power with respect to the securities beneficially owned by such person.

(2) Mr. Grubbs, Mr. Letham and all directors and executive officers as a group have shares or options exercisable within 60 days of the date of this table to purchase shares of Anixter Inc., totalling 80,000, 67,500, and 156,534, respectively, which represent in each case less than 1% of the stock of Anixter Inc.

(3) Includes 14,200 shares held by Mr. Dammeyer's spouse and of which Mr. Dammeyer disclaims beneficial ownership.

(4) Includes 4,000 shares held in trust for Mr. Klein's minor children and of which Mr. Klein disclaims beneficial ownership.

(5) The shares of Common Stock shown in this table are owned by a limited liability company whose sole member is a trust of which Mr. Zell is the trustee and beneficiary ("Zell Trust"), or by partnerships of which the Zell Trust is one of two general partners or managing general partners. (See "Security Ownership of Principal Stockholders" below.) Mr. Zell disclaims beneficial ownership of the shares of Common Stock held by these partnerships.

(6) All warrants and options exercisable within 60 days of the date of this table which may be deemed to be beneficially owned by the person or persons for whom the calculation is being made are deemed to have been exercised for the purpose of calculating this percentage.

(7) Includes 10,692 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

(8) Includes 6,783 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of April 9, 1999 with respect to each person who is known by the management of the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

 TITLE                    NAME AND ADDRESS OF            AMOUNT AND NATURE OF            PERCENT
OF CLASS                   BENEFICIAL OWNER              BENEFICIAL OWNERSHIP            OF CLASS
--------                  -------------------            --------------------            --------
Common          SZRL Investments                                 790,000(1)               20.9%(4)
                Samstock, L.L.C.                                  81,637(1)
                Samstock/SZRT, L.L.C.                          4,730,913
                Robert H. and
                Ann Lurie Trust                                2,217,379(1)
                Anda Partnership                                  26,668
                LFT Partnership                                   26,668
                Samuel Zell                                      137,584(1)
                Two North Riverside Plaza
                Chicago, Illinois 60606
Common          TIG Partners, L.P.                             5,554,000(2)               14.5%
                200 West Madison Street
                Suite 3800
                Chicago, Illinois 60606
Common          Lazard Freres & Co. LLC                        3,222,920(3)                8.4%
                30 Rockefeller Plaza
                New York, New York 10020

---------------
(1) SZRL Investments is a partnership, the general partners of which are the Samuel Zell Revocable Trust and the Robert H. and Ann Lurie Trust. Samstock/SZRT, L.L.C. is a limited liability company whose sole member is the Samuel Zell Revocable Trust. Samuel Zell is the beneficiary and trustee of the Samuel Zell Revocable Trust. Samstock, L.L.C. is a limited liability company whose sole member is SZ Investments, L.L.C. SZ Investments, L.L.C. is a limited liability company whose sole managing member is a corporation wholly owned by the Samuel Zell Revocable Trust. The non-managing members are two partnerships whose partners are trusts created for the benefit of Mr. Zell and his family. Mrs. Lurie is the beneficiary and a co-trustee of the Robert H. and Ann Lurie Trust. Anda Partnership and LFT Partnership are general partnerships, the partners of which are trusts created for the benefit of Mrs. Lurie and her family. Mr. Zell and Mrs. Lurie disclaim beneficial ownership of the stock owned by SZRL Investments. Mr. Zell disclaims beneficial ownership of the stock owned by the Robert H. and Ann Lurie Trust, Anda Partnership and LFT Partnership. Mrs. Lurie disclaims beneficial ownership of the stock owned by Samstock/SZRT, L.L.C. and Samstock, L.L.C. The amounts shown include 137,584 shares obtainable within 60 days of the date of this table by the exercise of options by Mr. Zell. All of the shares held by SZRL Investments, and 4,365,990 shares held by Samstock/SZRT, L.L.C. are pledged to various financial institutions as collateral for loans. Under the various loan agreements, the pledgees cannot vote or exercise any ownership rights relating to the pledged shares unless there is an event of default.

(2) The general partner of TIG Partners, L.P. is PDA Corp. All of the issued and outstanding capital stock of PDA Corp. is owned by Nicholas J. Pritzker.

(3) According to a Schedule 13G, dated February 16, 1999, Lazard Freres & Co. LLC has sole power to vote 2,769,660 shares and sole power to dispose of 3,222,920 shares.

(4) All options exercisable within 60 days of the date of this table which may be deemed to be beneficially owned by the person or persons for whom the calculation is being made are deemed to have been exercised for the purpose of calculating this percentage.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     For a description of transactions between the Company and affiliates or associates of Samuel Zell, chairman and director, and Sheli Rosenberg, director, see "Compensation Committee Interlocks and Insider Participation."

     In 1992, the Company loaned $98,000 to Mr. Grubbs, President and Chief Executive Officer. This loan is interest free and is payable on demand. As of January 1, 1999, the balance due on the loan was $24,000.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the rules of the Securities and Exchange Commission, the Company is required to report, based upon its review of copies of reports to the Securities and Exchange Commission about ownership of and transactions in its stock furnished to the Company and written representations of its directors and officers about such ownership and transactions, that in 1998, a report required to be filed on Form 4 by Melvyn N. Klein, a Director of the Company, was filed late due to a Company oversight.

                              INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of its Audit Committee, has selected Ernst & Young LLP as independent auditors of the Company for 1999. Ernst & Young LLP (and predecessor firm) have audited the Company's financial statements since 1980. Representatives of Ernst & Young LLP, who are expected to be present at the meeting, will be given an opportunity to make a statement if they so desire and to respond to appropriate questions asked by stockholders.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company at its principal offices by December 26, 1999 in order to be considered for inclusion in the Company's Proxy Statement and Proxy relating to the 2000 Annual Meeting of Stockholders.

                                   CONCLUSION

     The Board of Directors knows of no other matters to be presented for stockholder action at the meeting. However, if other matters do properly come before the meeting, it is intended that the persons named in the proxies will vote upon them in accordance with their best judgment.

April 23, 1999

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          /s/ JAMES E. KNOX

                                          JAMES E. KNOX, Secretary

                     PROXY SOLICITED BY AND ON BEHALF OF
                          THE BOARD OF DIRECTORS OF
                          ANIXTER INTERNATIONAL INC.

       The undersigned hereby appoints Robert W. Grubbs, Jr., Dennis J. Letham and James E. Knox and each of them (with full power of substitution in each) proxies of the undersigned to vote at the Annual Meeting of Stockholders of Anixter International Inc. to be held at 10:00 A.M., Central time, May 26, 1999, at One North Franklin Street, Chicago, Illinois, and at any adjournments thereof, all of the shares of Common Stock of Anixter International Inc. in the name of the undersigned on the record date.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES.


           PLEASE SIGN AND DATE THE PROXY CARD ON THE REVERSE SIDE.

------------------------------------------------------------------------
COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE
--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                                                                                                               Please mark  [X]
                                                                                                               your votes as
                                                                                                               indicated in
                                                                                                               this example

                                                     FOR        WITHHOLD
                                                  ALL NOMINEES  AUTHORITY

1.  Election of the following nominees as directors:  [ ]         [ ]
    Lord James Blyth, Robert L. Crandall,
    Rod F. Dammeyer, Robert E. Fowler, Jr.,
    Robert W. Grubbs Jr, F. Philip Handy,
    Melvyn N. Klein, John R. Petty,
    Sheli Z. Rosenberg, Stuart M. Sloan,                                 2.  In their discretion, such other matters as properly
    Thomas C. Theobald and Samuel Zell.                                      may come before the meeting or at any adjourn-
                                                                             ment(s) thereof.

Withhold for the following only:                                                          PLEASE CHECK BOX IF YOU           [ ]
(Instruction: Write the name of the nominee(s) from                                   INTEND TO BE PRESENT AT MEETING
whom you are withholding your vote in this space).
                                                                                          COMMENT/ADDRESS CHANGE            [ ]
                                                                                      Please mark this box if you have
                                                                                      written comments/address change
                                                                                           on the reverse side.

--------------------------------------------------
                                                                           Dated:                                        , 1999
                                                                                  ---------------------------------------

                                                                           ----------------------------------------------------
                                                                                      (Signature of Stockholder)


                                                                           ----------------------------------------------------
                                                                                      (Signature if held jointly)

                                                                            IMPORTANT:  Please date this proxy and sign exactly
                                                                            as your name appears hereon.  If stock is held jointly,
                                                                            both holders should sign.  Executors, administrators,
                                                                            trustees, guardians and others signing in a
                                                                            representative capacity should give full title.  PLEASE
                                                                            MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY
                                                                            USING THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE